Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Trey Campbell

Synopsys, Inc.

650-584-4289

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Jim Brady

Synopsys, Inc.

408-482-4719

jim.brady@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2023

Q2 FY 2023 Financial Highlights

•	Revenue: $1.395 billion

•	GAAP earnings per diluted share: $1.76

•	Non-GAAP earnings per diluted share: $2.54

MOUNTAIN VIEW, Calif. – May 17, 2023 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its second quarter of fiscal year 2023. Revenue for the second quarter of fiscal year 2023 was $1.395 billion, compared to $1.279 billion for the second quarter of fiscal year 2022.

“Synopsys generated excellent financial results and operational execution in the second quarter. We exceeded all our guidance targets, while reaching another quarterly revenue record,” said Aart de Geus, Chair and CEO of Synopsys. “Our financial performance is the product of a relentless drive for technology innovation and years of building trust in our customer base. Our industry-leading AI-driven design platform, Synopsys.ai, unleashes our next wave of impact as our customers drive a groundswell of ‘smart, secure, and safe’ new products.”

“Exceptional execution across the company drove strong quarterly financial performance,” said Shelagh Glaser, CFO of Synopsys. “We have a resilient business model uncommon in software companies and remain confident in our business. We are raising our full year guidance and expect revenue growth of 14-15%, non-GAAP operating margin accretion of 150 basis points to 34.5%, and non-GAAP earnings per share growth of 21-22%.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal year 2023 was $272.9 million, or $1.76 per diluted share, compared to $294.8 million, or $1.89 per diluted share, for the second quarter of fiscal year 2022.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal year 2023 was $393.3 million, or $2.54 per diluted share, compared to non-GAAP net income of $390.8 million, or $2.50 per diluted share, for the second quarter of fiscal year 2022.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in three segments: (1) Design Automation, which includes digital and custom integrated circuit (IC) design software, verification hardware and software products, manufacturing-related design products, field-programmable gate array (FPGA) design software, optical products, professional services, and other; (2) Design IP, which includes our Synopsys IP portfolio; and (3) Software Integrity, which includes solutions that test software code for security vulnerabilities and quality defects, as well as professional and managed services. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the third quarter and full fiscal year 2023. These financial targets assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter and Fiscal Year 2023 Financial Targets (1)

(in millions except per share amounts)

	Range for Three Months Ending		Range for Fiscal Year Ending
	July 31, 2023		October 31, 2023
	Low	High	Low	High
Revenue	$1,465	$1,495	$5,790	$5,830
GAAP Expenses	$1,143	$1,163	$4,520	$4,565
Non-GAAP Expenses	$970	$980	$3,790	$3,820
Non-GAAP Other Income (Expense)	$—	$2	$4	$8
Non-GAAP Tax Rate	16%	16%	16%	16%
Outstanding Shares (fully diluted)	155	158	155	158
GAAP EPS	$1.88	$1.99	$7.44	$7.60
Non-GAAP EPS	$2.70	$2.75	$10.77	$10.84
Operating Cash Flow			~ $1,650

(1)	Synopsys’ third quarter of fiscal year 2023 and fiscal year 2023 will end on July 29, 2023 and October 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end.

For a reconciliation of Synopsys’ third quarter and fiscal year 2023 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the third quarter in August 2023. Synopsys will post copies of the prepared remarks on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and the corporate overview presentation (available on Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of May 17, 2023. Although this press release, copies of the prepared remarks made during the earnings conference call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the earnings call for the third quarter fiscal year 2023, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty and does not intend to update any forward-looking statement, whether as a result of new information or future events, or otherwise update, the targets given in this press release unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter of fiscal year 2023 in its quarterly report on Form 10-Q to be filed on or before June 8, 2023.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As an S&P 500 company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and offers the industry’s broadest portfolio of application security testing tools and services. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing more secure, high-quality code, Synopsys has the solutions needed to deliver innovative products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. These non-GAAP measures may be different from non-GAAP measures used by other companies. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP financial measures that include: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related items, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP financial measures that exclude such information in order to assess the performance of Synopsys’ business operations and for planning and forecasting in subsequent periods.

Synopsys utilizes an annual non-GAAP tax rate in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of certain non-recurring and other period-specific items, which can vary in size and frequency and do not necessarily reflect Synopsys’ normal operations, and to more closely align its tax rate with its expected geographic earnings mix. This annual non-GAAP tax rate was based on an evaluation of Synopsys’ historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, U.S. tax law changes, as well as other factors such as our current tax structure, existing tax positions and expected recurring tax incentives.

Synopsys previously elected to maintain an annual non-GAAP tax rate of 18% for fiscal year 2023 given uncertainty surrounding further U.S. corporate tax law changes. Based on a re-evaluation of federal tax laws that require research and development expense to be capitalized commencing in Synopsys’ first quarter of fiscal year 2023, Synopsys elected to update its annual non-GAAP tax rate for fiscal year 2023 to 16% on February 17, 2023. Synopsys does not currently anticipate any additional significant changes to U.S. corporate tax law, its geographic earnings mix, or significant tax law changes in major jurisdictions where it operates that would result in further adjustment to its fiscal year 2023 annual non-GAAP tax rate.

When possible, Synopsys provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of Synopsys’ Current Report on Form 8-K filed on May 17, 2023, for additional information about the measures Synopsys uses to evaluate its core business operations. Synopsys is unable to provide a reconciliation of certain non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis because doing so would not be possible without unreasonable effort due to, among other things, the potential variability and limited visibility of the excluded items. For the same reasons, Synopsys is unable to address the probable significance of the unavailable information.

Reconciliation of Second Quarter Fiscal Year 2023 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per diluted share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2023 Results(1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2023	2022	2023	2022
GAAP net income attributed to Synopsys	$272,910	$294,781	$544,446	$608,468
Adjustments:
Amortization of intangible assets	23,449	21,367	47,827	43,727
Stock compensation	143,012	110,061	276,879	205,832
Acquisition-related items	2,711	4,023	5,306	6,100
Restructuring charges	4,140	311	44,999	12,057
Tax adjustments	(52,947)	(39,703)	(119,512)	(108,456)

Non-GAAP net income attributed to Synopsys	$393,275	$390,840	$799,945	$767,728

	Three Months Ended April 30,		Six Months Ended April 30,
	2023	2022	2023	2022
GAAP net income per diluted share attributed to Synopsys	$1.76	$1.89	$3.51	$3.88
Adjustments:
Amortization of intangible assets	0.15	0.14	0.31	0.28
Stock compensation	0.92	0.70	1.79	1.31
Acquisition-related items	0.02	0.03	0.03	0.04
Restructuring charges	0.03	—	0.29	0.08
Tax adjustments	(0.34)	(0.26)	(0.77)	(0.69)

Non-GAAP net income per diluted share attributed to Synopsys	$2.54	$2.50	$5.16	$4.90

Shares used in computing net income per diluted share amounts:	154,730	156,167	155,044	156,815

(1)	Synopsys’ second quarter of fiscal year 2023 and 2022 ended on April 29, 2023 and April 30, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of 2023 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2023 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months Ending July 31, 2023
	Low	High
Target GAAP expenses	$1,143,000	$1,163,000
Adjustments:
Amortization of intangible assets	(25,000)	(28,000)
Stock compensation	(148,000)	(155,000)

Target non-GAAP expenses	$970,000	$980,000

	Range for Three Months Ending July 31, 2023
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$1.88	$1.99
Adjustments:
Amortization of intangible assets	0.18	0.16
Stock compensation	0.99	0.95
Tax adjustments	(0.35)	(0.35)

Target non-GAAP earnings per diluted share attributed to Synopsys	$2.70	$2.75

Shares used in non-GAAP calculation (midpoint of target range)	156,500	156,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2023 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year Ending October 31, 2023
	Low	High
Target GAAP expenses	$4,520,305	$4,565,305
Adjustments:
Amortization of intangible assets	(100,000)	(105,000)
Stock compensation	(580,000)	(590,000)
Acquisition-related items	(5,306)	(5,306)
Restructuring charges	(44,999)	(44,999)

Target non-GAAP expenses	$3,790,000	$3,820,000

	Range for Fiscal Year Ending
	October 31, 2023
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$7.44	$7.60
Adjustments:
Amortization of intangible assets	0.67	0.64
Stock compensation	3.77	3.71
Acquisition-related items	0.03	0.03
Restructuring charges	0.29	0.29
Tax adjustments	(1.43)	(1.43)

Target non-GAAP earnings per diluted share attributed to Synopsys	$10.77	$10.84

Shares used in non-GAAP calculation (midpoint of target range)	156,500	156,500

(1)	Synopsys’ third quarter of fiscal year 2023 and fiscal year 2023 will end on July 29, 2023 and October 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding Synopsys’ short-term and long-term financial targets, expectations and objectives; strategies related to our products, technology and services; business and market outlook, opportunities and strategies; the expected impact of U.S. and foreign government actions and regulatory changes, including export control restrictions on our financial results; the potential impact of the uncertain macroeconomic environment on our financial results; customer demand and market expansion; our planned product releases and capabilities; industry growth rates; software trends; planned acquisitions and stock repurchases; our expected tax rate; and the impact and result of pending legal, administrative and tax proceedings. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations;

and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022 and in our latest Quarterly Report on Form 10-Q. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-K and 10-Q each as may be amended from time to time. Synopsys’ financial results for its second quarter fiscal year 2023 are not necessarily indicative of Synopsys’ operating results for any future periods. The information provided herein is as of May 17, 2023. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income(1)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2023	2022	2023	2022
Revenue:
Time-based products	$808,196	$723,821	$1,590,509	$1,431,304
Upfront products	345,524	336,625	682,182	704,899

Total products revenue	1,153,720	1,060,446	2,272,691	2,136,203
Maintenance and service	241,143	218,783	483,512	413,281

Total revenue	1,394,863	1,279,229	2,756,203	2,549,484
Cost of revenue:
Products	184,732	150,690	359,099	316,089
Maintenance and service	95,410	87,666	186,757	165,891
Amortization of intangible assets	17,872	14,455	36,512	27,815

Total cost of revenue	298,014	252,811	582,368	509,795

Gross margin	1,096,849	1,026,418	2,173,835	2,039,689
Operating expenses:
Research and development	485,597	389,964	950,926	773,935
Sales and marketing	222,115	191,573	432,900	372,083
General and administrative	91,083	73,957	188,447	154,965
Amortization of intangible assets	6,582	6,912	13,299	15,912
Restructuring charges	4,140	311	44,999	12,057

Total operating expenses	809,517	662,717	1,630,571	1,328,952

Operating income	287,332	363,701	543,264	710,737
Other income (expense), net	4,253	(23,913)	27,545	(43,706)

Income before income taxes	291,585	339,788	570,809	667,031
Provision (benefit) for income taxes	21,637	45,896	32,234	59,798

Net income	269,948	293,892	538,575	607,233
Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(2,962)	(889)	(5,871)	(1,235)

Net income attributed to Synopsys	$272,910	$294,781	$544,446	$608,468

Net income per share attributed to Synopsys:
Basic	$1.79	$1.93	$3.57	$3.97
Diluted	$1.76	$1.89	$3.51	$3.88
Shares used in computing per share amounts:
Basic	152,187	153,090	152,294	153,154

Diluted	154,730	156,167	155,044	156,815

(1)	Synopsys’ second quarter of fiscal year 2023 and 2022 ended on April 29, 2023 and April 30, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	April 30, 2023	October 31, 2022
ASSETS:
Current assets:
Cash and cash equivalents	$1,544,592	$1,417,608
Short-term investments	150,846	147,913

Total cash, cash equivalents & short-term investments	1,695,438	1,565,521
Accounts receivable, net	779,892	796,091
Inventories	256,426	211,927
Prepaid and other current assets	429,179	439,130

Total current assets	3,160,935	3,012,669
Property and equipment, net	546,439	483,300
Operating lease right-of-use assets, net	576,727	559,090
Goodwill	3,888,249	3,842,234
Intangible assets, net	357,113	386,446
Deferred income taxes	774,391	670,653
Other long-term assets	486,878	463,695

Total assets	$9,790,732	$9,418,087

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$701,816	$809,403
Operating lease liabilities	78,056	54,274
Deferred revenue	1,968,808	1,910,822

Total current liabilities	2,748,680	2,774,499
Long-term operating lease liabilities	591,667	581,273
Long-term deferred revenue	191,413	154,472
Long-term debt	20,201	20,824
Other long-term liabilities	365,949	327,829

Total liabilities	3,917,910	3,858,897
Redeemable non-controlling interest	35,877	38,664
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 152,251 and 152,375 shares outstanding, respectively	1,523	1,524
Capital in excess of par value	1,330,072	1,487,126
Retained earnings	6,075,009	5,534,307
Treasury stock, at cost: 5,010 and 4,886 shares, respectively	(1,428,748)	(1,272,955)
Accumulated other comprehensive income (loss)	(145,997)	(234,277)

Total Synopsys stockholders’ equity	5,831,859	5,515,725
Non-controlling interest	5,086	4,801

Total stockholders’ equity	5,836,945	5,520,526

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$9,790,732	$9,418,087

(1)

Synopsys’ second quarter of fiscal year 2023 ended April 29, 2023 and its fiscal year 2022 ended on October 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended April 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$538,575	$607,233
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	116,922	111,962
Reduction of operating lease right-of-use assets	48,073	42,412
Amortization of capitalized costs to obtain revenue contracts	39,588	34,574
Stock-based compensation	277,485	205,832
Allowance for credit losses	6,134	(4,516)
Deferred income taxes	(125,090)	8,944
Other non-cash	4,972	7,479
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	9,289	(169,785)
Inventories	(48,648)	7,725
Prepaid and other current assets	49,437	(2,417)
Other long-term assets	(75,324)	(8,701)
Accounts payable and accrued liabilities	(162,840)	(181,008)
Operating lease liabilities	(31,634)	(43,963)
Income taxes	94,587	(34,246)
Deferred revenue	76,165	324,176

Net cash provided by operating activities	817,691	905,701
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	67,717	43,653
Purchases of short-term investments	(68,738)	(45,158)
Proceeds from sales of long-term investments	7,248	582
Purchases of long-term investments	—	(7,000)
Purchases of property and equipment	(91,368)	(67,367)
Acquisitions, net of cash acquired	(41,324)	(109,060)
Capitalization of software development costs	(1,247)	(1,065)
Other	—	(600)

Net cash used in investing activities	(127,712)	(186,015)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(1,294)	(75,938)
Issuances of common stock	132,808	120,710
Payments for taxes related to net share settlement of equity awards	(116,838)	(101,126)
Purchase of equity forward contract	(45,000)	—
Purchases of treasury stock	(560,724)	(500,000)
Other	(122)	(2,709)

Net cash used in financing activities	(591,170)	(559,063)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	27,708	(19,955)

Net change in cash, cash equivalents and restricted cash	126,517	140,668
Cash, cash equivalents and restricted cash, beginning of year	1,419,864	1,435,183

Cash, cash equivalents and restricted cash, end of period	$1,546,381	$1,575,851

(1)	Synopsys’ second quarter of fiscal year 2023 and 2022 ended on April 29, 2023 and April 30, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)(3)

(in millions)

	Three Months Ended April 30, 2023	Three Months Ended April 30, 2022	Six Months Ended April 30, 2023	Six Months Ended April, 2022
Revenue by segment
- Design Automation	$927.6	$817.8	$1,817.4	$1,621.7
% of Total	66.5%	64.0%	66.0%	63.7%
- Design IP	$335.2	$348.5	$678.8	$707.4
% of Total	24.0%	27.2%	24.6%	27.7%
- Software Integrity	$132.1	$112.9	$260.0	$220.4
% of Total	9.5%	8.8%	9.4%	8.6%
Total segment revenue	$1,394.9	$1,279.2	$2,756.2	$2,549.5
Adjusted operating income by segment
- Design Automation	$360.1	$321.4	$706.1	$614.7
- Design IP	$86.3	$135.7	$203.9	$289.9
- Software Integrity	$18.3	$13.0	$33.8	$25.0
Total adjusted segment operating income	$464.7	$470.2	$943.9	$929.5
Adjusted operating margin by segment
- Design Automation	38.8%	39.3%	38.9%	37.9%
- Design IP	25.8%	38.9%	30.0%	41.0%
- Software Integrity	13.9%	11.5%	13.0%	11.4%
Total adjusted segment operating margin	33.3%	36.8%	34.2%	36.5%

Total Adjusted Segment Operating Income Reconciliation (1)(2)(3)

(in millions)

	Three Months Ended April 30, 2023	Three Months Ended April 30, 2022	Six Months Ended April 30, 2023	Six Months Ended April 30, 2022
GAAP total operating income – as reported	$287.3	$363.7	$543.3	$710.7
Other expenses managed at consolidated level
-Amortization of intangible assets (4)	24.5	21.4	49.8	43.7
-Stock compensation (4)	143.3	110.1	277.5	205.8
-Non-qualified deferred compensation plan	2.8	(29.3)	23.0	(48.9)
-Acquisition-related items	2.7	4.0	5.3	6.1
-Restructuring charges	4.1	0.3	45.0	12.1

Total adjusted segment operating income	$464.7	$470.2	$943.9	$929.5

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)

These segments results are consistent with the information required by ASC 280, Segment Reporting. Synopsys’ chief operating decision maker (CODM) is our Chief Executive Officer. The CODM does not allocate certain operating expenses managed at a consolidated level to our reportable segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above.

(3)	Synopsys’ second quarter of fiscal year 2023 and 2022 ended on April 29, 2023 and April 30, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.
(4)	The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.